SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013 (December 16, 2013)

INLAND DIVERSIFIED REAL ESTATE

TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-53945	26-2875286
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of principal executive offices)

(630) 218-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2013, Inland Diversified Real Estate Trust, Inc., a Maryland corporation (the “Company”), and certain of its subsidiaries entered into two Purchase and Sale Agreements with Realty Income Corporation, a Maryland corporation (the “Purchaser”), providing for the sale of a total of 84 net-leased commercial real estate properties to the Purchaser.

Net-Lease Purchase Agreement

On December 16, 2013, the Company, Inland Diversified Cumming Market Place, L.L.C., a Delaware limited liability company and an indirect subsidiary of the Company (the “Market Place Seller,” together with the Company, the “Seller Parties”), and the Purchaser entered into a Purchase and Sale Agreement (the “Net-Lease Purchase Agreement”). The Net-Lease Purchase Agreement provides for the sale by the Company to the Purchaser of 100% of the issued and outstanding limited liability company membership interests (collectively, the “Purchased Interests”) in certain Delaware limited liability companies owned by the Company (collectively, the “Purchased Entities”). The Purchased Entities own, directly or indirectly, a portfolio of 74 net-leased commercial real estate properties (the “Net-Lease Properties”). Upon the closing of the sale of the Purchased Interests, each Purchased Entity will become a wholly-owned subsidiary of the Purchaser resulting in the transfer of the Net-Lease Properties to the Purchaser. The Net-Lease Purchase Agreement also provides for the sale by the Market Place Seller to the Purchaser of its fee simple title to a single net-leased commercial real estate property located in Cumming, Georgia (the “Market Place Property,” and together with the Purchased Interests, the “Purchased Assets”).

Pursuant to the Net-Lease Purchase Agreement, the purchase price payable by the Purchaser for the Purchased Assets is approximately $430.7 million, which is subject to customary adjustments, including for any debt assumed by the Purchaser and prorations for rent payments, deposits, taxes, expenses and other customary items.

The Net-Lease Purchase Agreement provides that the Purchased Assets will be sold to Purchaser in two separate tranches, each with its own closing. The closing of both tranches are subject to the satisfaction of the customary closing conditions discussed below.

The Net-Lease Purchase Agreement provides for certain customary representations and warranties by and covenants of each of the Seller Parties and the Purchaser. The completion of the sale of the Purchased Assets is also subject to various conditions. The Net-Lease Purchase Agreement also grants certain termination rights to both the Seller Parties and the Purchaser.

Bulwark Purchase Agreement

Concurrently with the execution of the Net-Lease Purchase Agreement, Bulwark Corporation, a Delaware corporation and indirect wholly-owned subsidiary of the Company (“Bulwark”), the Company (solely as guarantor), and the Purchaser entered into a Purchase and Sale Agreement (the “Bulwark Agreement”). The Bulwark Agreement provides for the sale by Bulwark to the Purchaser of 100% of the issued and outstanding limited liability company membership interests (the “Bulwark Interests”) in certain Delaware limited liability companies owned by Bulwark (collectively, the “Bulwark Entities”). The Bulwark Entities own, directly or indirectly, a portfolio of nine net-leased commercial real estate properties (collectively, the “Bulwark Properties”). Following the closing of the sale of the Bulwark Interests (the “Bulwark Sale”), each Bulwark Entity will be a wholly-owned subsidiary of the Purchaser resulting in the transfer of the Bulwark Properties to the Purchaser. Pursuant to the terms of the Bulwark Agreement, the Company has guaranteed the obligations of Bulwark thereunder.

Pursuant to the Bulwark Agreement, the purchase price payable by the Purchaser for the Bulwark Entities will be approximately $72.3 million, subject to adjustment in generally the same manner as described above with respect to the Net-Lease Purchase Agreement.

The Purchaser and Bulwark have agreed that Bulwark may elect to structure the Bulwark Sale (or any portion of the Bulwark Sale) as one or more separate exchanges (including deferred exchanges) of like-kind properties under Section 1031 of the Internal Revenue Code, and the regulations and proposed regulations thereunder, provided that Bulwark effects any such exchange of the Bulwark Properties through the use of a “qualified intermediary” (within the meaning of Treasury Regulations Section 1.1031(k)-1).

The foregoing descriptions of the Net-Lease Purchase Agreement and the Bulwark Agreement and the transactions contemplated are subject to, and qualified in their entirety by, the full text of the Net-Lease Purchase Agreement and the Bulwark Agreement as attached hereto as Exhibits 2.1 and 2.2, respectively.

Item 8.01.	Other Events

A copy of the press release issued by the Company announcing the entry into the Net-Lease Purchase Agreement and the Bulwark Purchase Agreement is filed as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

Forward-Looking Statements

We have made forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this report. The words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements, which are based on current expectations, estimates, and projections about the industry and markets in which the Company and the Purchaser operate and the beliefs of and assumptions made by the Company management and the Purchaser management, involve risks and uncertainties that could significantly affect the financial results of the Company or the Purchaser. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the Net-Lease Purchase Agreement or the Bulwark Agreement; the inability to complete the Net-Lease Sale or the Bulwark Sale due to the failure to satisfy one or more of the conditions to completion of the Net-Lease Sale or the Bulwark Sale; changes in the real estate markets; maintenance of real estate investment trust status; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC.

Although we presently believe that the plans, expectations and results expressed in or suggested by the forward-looking statements are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law. This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and subsequent filings with the SEC.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Purchase Agreement, dated as of December 16, 2013, by and among Inland Diversified Real Estate Trust, Inc., Inland Diversified Cumming Market Place, L.L.C., and Realty Income Corporation.*

2.2	Purchase Agreement, dated as of December 16, 2013, by and among Bulwark Corporation, Inland Diversified Real Estate Trust, Inc. (solely as guarantor), and Realty Income Corporation.*

99.1	Press Release issued by Inland Diversified Real Estate Trust, Inc. on December 17, 2013.

* Exhibits and Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

December 17, 2013	By:	/s/ Steven T. Hippel
Steven T. Hippel
Chief Financial Officer

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